December 17, 1997



December 15, 1997



Mr. Dempsey K. Mork
Chief Financial Officer
Development Bancorp, Ltd.
45110 Club Drive, Suite B
Indian Wells, California 92210

Dear Mr. Mork:

This letter is to confirm our notification from you that the client-auditor relationship between Development Bancorp, Ltd. (Commission File Number 0-29934) and Silverman Olson Thorvilson & Kaufmann LTD has ceased as of December 6, 1997.

Sincerely,

SILVERMAN OLSON THORVILSON & KAUFMANN LTD.



Perry P. Silverman CPA

PPS/me

cc:               Office of the Chief Accountant
                  SECPS Letter File
                  Securities and Exchange Commission
                  Mail Stop 9-5
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549
                  Fax: 202-942-9656

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